UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2024

MILESTONE SCIENTIFIC INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14053	13-3545623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

425 Eagle Rock Avenue
Suite 403
Roseland, NJ 07068
(Address of principal executive offices)

973-535-2717
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2024, Mr. Arjan Haverhals, the Chief Executive Officer of Milestone Scientific Inc. (the “Company”), advised the Chairman of the Board that he intends to retire as an officer from the Company upon the expiration of, and not seek the renewal of, his employment agreement, on December 31, 2024. Mr. Haverhals will continue as a director of the Company and as a consultant through a company owned by him and his family.

Mr. Haverhals retirement was prompted by his desire to spend more time with his family, which lives in Massachusetts, and to spend more time pursuing other interests after a more than 30 year career in sales, marketing, and product development in the medical device and pharmaceutical industries. Mr. Haverhals will receive his bonus for 2024 payable 50% in cash and 50% in stock (rather than 33% in cash and 67% in stock) and otherwise in accordance with his Employment Agreement and benefits in connection with his retirement in accordance with applicable agreements and Company plans, subject to their terms and conditions.

Mr. Haverhals has further advised the Chairman that his decision to retire as the Company’s Chief Executive Officer was not the result of any disagreements between Mr. Haverhals, on the one hand, and the Company’s management or Board of Directors, on the other hand, as to any matter relating to the Company’s operations, finances, policies, or practices.

Mr. Neal Goldman, the Chairman of the Board of Directors of the Company, has been appointed the Interim Chief Executive Officer, effective on Mr. Haverhals retirement. The Board of Directors intends to engage an independent executive search firm to help identify Mr. Haverhals successor.  Mr. Haverhals will work closely with Mr. Goldman and the other executive officers of the Company to ensure a smooth transition, and continue as an active member of the Board of Directors.

Mr. Haverhals will be entitled to compensation for such consulting services at the rate of $350,000 for 2025, payable at the rate of $150,000 in respect of the first calendar quarter of 2025, and $66,666 in respect of each subsequent calendar quarter of 2025.

Item 7.01. Regulation FD Disclosure.

On November 14, 2024, the Company issued a press release announcing the retirement of Mr. Haverhals as CEO and his continuing as a director and consultant, and the appointment of Mr. Goldman as Interim Chief Executive Officer.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press release announcing retirement of Arjan Haverhals as CEO dated November 14, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

Dated: November 14, 2024	/s/ Arjan Haverhals
Arjan Haverhals,
Chief Executive Officer

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